United States 12 Month Oil Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended July 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$4,778,620
Unrealized Gain (Loss) on Market Value of Futures	(2,594,850)
Interest Income	19,448
ETF Transaction Fees	1,000
Total Income (Loss)	$2,204,218

Expenses
Investment Advisory Fee	$86,530
Tax Reporting Fees	16,800
SEC & FINRA Registration Expense	14,500
Audit Fees	12,400
Legal Fees	11,470
NYMEX License Fee	3,325
Brokerage Commissions	840
Non-interested Directors' Fees and Expenses	705
Prepaid Insurance Expense	433
Total Expenses	$147,003
Net Gain (Loss)	$2,057,215

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/09	$181,215,301
Additions (300,000 Units)	11,464,182
Withdrawals (200,000 Units)	(7,489,223)
Net Gain (Loss)	2,057,215

Net Asset Value End of Period	$187,247,475
Net Asset Value Per Unit (4,900,000 Units)	$38.21

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502